As filed with the Securities and Exchange Commission on January 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ELECTRONICS FOR IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3086355
(State of Incorporation)	(I.R.S. Employer Identification No.)

303 Velocity Way
Foster City, California 94404-4803
(Address of principal executive offices)

T/R SYSTEMS, INC. 1999 STOCK OPTION PLAN

Joseph Cutts
Chief Financial Officer
Electronics For Imaging, Inc.
303 Velocity Way
Foster City, California 94404-4803
(650) 357-3500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class		Offering Price Per	Proposed Maximum
of Securities to be	Amount to be	Share	Aggregate Offering	Amount of
Registered	Registered (1)	(2)	Price (2)	Registration Fee

T/R SYSTEMS, INC 1999 STOCK OPTION PLAN Common Stock, $.01 par value	173,173 shares	$27.115	$4,695,586	$379.87

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the T/R Systems, Inc. 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)	Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), on the average of the high and low stock price on January 8, 2004.

Item 3. Incorporation of Documents By Reference

     The following documents filed by Electronics For Imaging, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

     (a) The Registrant’s Annual Report on Form 10-K (as amended) for the fiscal year ended December 31, 2002 (File No. 000-18805);

     (b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 (as amended) and September 30, 2003 (as amended) (File No. 000-18805); and

     (d) The Registrant’s Registration Statement on Form 8-A (File No. 0-18805).

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

James Etheridge is a Vice President and is the General Counsel of the Registrant. Mr. Etheridge receives compensation (including stock options and rights to purchase shares of the Registrant’s common stock under the Registrant’s employee stock purchase plan) in the ordinary course of business.

Item 6. Indemnification of Directors and Officers

     Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Amended and Restated Certificate of Incorporation requires the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law. The

Registrant’s Amended and Restated Bylaws require the Registrant to indemnify any persons by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided that if an action or suit is by or in the right of the Registrant against such director, officer, employee or agent of the Registrant and such person is adjudged to be liable to the Registrant then the Registrant shall only indemnify such person to the extent that the court in which such action or suit is brought shall have determined that such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant. (1)

4.2	Bylaws of the Registrant, as amended. (2)

5*	Opinion and consent of James Etheridge, General Counsel of the Registrant.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2*	Consent of James Etheridge is contained in Exhibit 5.

24*	Power of Attorney is contained on the signature pages.

99.1	T/R Systems, Inc. 1999 Stock Option Plan (3)

*	Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-57382) and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-50966) and incorporated herein by reference.

(3)	Filed as an exhibit to T/R Systems, Inc.’s Registration Statement on Form S-1 (File No. 333-82646) and incorporated herein by reference.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on January 19, 2004.

ELECTRONICS FOR IMAGING, INC

By: /s/ Joseph Cutts
Name: Joseph Cutts
Title: Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guy Gecht and Joseph Cutts and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gill Cogan Gill Cogan	Director	January 19, 2004

/s/ Joseph Cutts	Chief Financial Officer	January 19, 2004
and Principal Accounting Officer)
Joseph Cutts

/s/ Jean Louis Gassée	Director	January 19, 2004

Jean Louis Gassée

/s/ Guy Gecht	Chief Executive Officer and	January 19, 2004
Director
Guy Gecht

/s/ James S. Greene James S. Greene	Director	January 19, 2004

/s/ Dan Maydan Dan Maydan	Director	January 19, 2004

/s/ Fred Rosenzweig Fred Rosenzweig	President, Chief Operating Officer and Director	January 19, 2004

/s/ Thomas I. Unterberg Thomas I. Unterberg	Director	January 19, 2004

/s/ David Peterschmidt	Director	January 19, 2004
David Peterschmidt

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant. (1)

4.2	Bylaws of the Registrant, as amended. (2)

5*	Opinion and consent of James Etheridge, General Counsel of the Registrant.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2*	Consent of James Etheridge is contained in Exhibit 5.

24*	Power of Attorney is contained on the signature pages.

99.1	T/R Systems, Inc. 1999 Stock Option Plan (3)

*	Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-57382) and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-50966) and incorporated herein by reference.

(3)	Filed as an exhibit to T/R Systems, Inc.’s Registration Statement on Form S-1 (File No. 333-82646) and incorporated herein by reference.